UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

Celcuity Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446
(Address of Principal Executive Offices and Zip Code)

(763) 392-0767
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01
Entry into a Material Definitive Agreement.

License Agreement

On April 8, 2021, Celcuity Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Pfizer, Inc. (“Pfizer”), pursuant to which the Company acquired exclusive (including as to Pfizer) worldwide sublicensable rights to research, develop, manufacture, and commercialize gedatolisib, a potent, well-tolerated, reversible dual inhibitor that targets PI3K and mTOR, for the treatment, diagnosis and prevention of all diseases. Pursuant to the License Agreement, the Company is obligated to use commercially reasonable efforts to develop and seek regulatory approval for at least one product in the United States and if regulatory approval is obtained, to commercialize such product in the United States and at least one international major market.

The Company paid Pfizer a $5.0 million upfront fee upon execution of the License Agreement and, pursuant to an Equity Grant Agreement, issued to Pfizer $5.0 million of shares of the Company’s common stock. The number of shares to be issued will be calculated by dividing $5.0 million by the closing price of a share of the Company’s common stock on the Nasdaq Capital Market on the effective date of the License Agreement. The Company is also required to make milestone payments to Pfizer upon achievement of certain development and commercial milestone events, up to an aggregate of $330.0 million. Additionally, the Company will pay Pfizer tiered royalties on sales of gedatolisib at percentages ranging from the low to mid-teens, which may be subject to deductions for expiration of valid claims, amounts due under third-party licenses and generic competition. Unless earlier terminated, the License Agreement will expire upon the expiration of all royalty obligations. The royalty period will expire on a country-by-country basis upon the later of (a) 12 years following the date of first commercial sale of such product in such country, (b) the expiration of all regulatory or data exclusivity in such country for such product or (c) the date upon which the manufacture, use, sale, offer for sale or importation of such product in such country would no longer infringe, but for the license granted in the License Agreement, a valid claim of a licensed patent right.

The Company has the right to terminate the License Agreement for convenience upon 90 days’ prior written notice. Pfizer may not terminate the agreement for convenience. Either the Company or Pfizer may terminate the License Agreement if the other party is in material breach and such breach is not cured within the specified cure period. In addition, either the Company or Pfizer may terminate the License Agreement in the event of specified insolvency events involving the other party.

The descriptions of the License Agreement and the Equity Grant Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021 and the Equity Grant Agreement, which is filed as Exhibit 4.1 attached hereto.

Loan and Security Agreement

Also, on April 8, 2021, the Company entered into a loan and security agreement (the “Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership (“Innovatus”), as collateral agent and the Lenders listed on Schedule 1.1 thereto, pursuant to which Innovatus, as a Lender, has agreed to make certain term loans to the Company in the aggregate principal amount of up to $25.0 million (the “Term Loans”).

Funding of the first $15.0 million tranche occured on April 8, 2021. The Company will be eligible to draw on a second tranche of $5.0 million upon achievement of certain milestones, including meeting the primary end points of either the FACT-1 or FACT-2 clinical trials and receipt of unrestricted net cash proceeds of at least $50.0 million from the issuance and sale of the Company’s equity securities. The Company will be eligible to draw on a third tranche of $5.0 million upon the achievement of certain additional milestones, including commencement of certain Phase 3 clinical trials and the receipt of unrestricted net cash proceeds of at least $75.0 million from the issuance and sale of the Company’s equity securities.

Innovatus has the right, at its election, after June 1, 2021 and until the third anniversary of the Loan Agreement, to convert up to 20% of the outstanding principal amount of all Terms Loans made under the Loan Agreement into shares of the Company’s common stock at a price per share equal to the volume weighted average closing price of the Company’s stock for the 5-trading day period ending on the last trading day immediately preceding the execution of the Loan Agreement (the “Conversion Right”)

The Company is entitled to make interest-only payments for thirty-six months, or up to forty-eight months if certain conditions are met. The Term Loans will mature on the fifth anniversary of the initial funding date and will bear interest at a rate equal to sum of (a) the greater of (i) Prime Rate (as defined in the Loan Agreement) or (ii) 3.25%, plus (b) 5.70%.

The Loan Agreement is secured by all assets of the Company. Proceeds will be used for working capital purposes and to fund the Company’s general business requirements. The Loan Agreement contains customary representations and warranties and covenants, subject to customary carve outs, and includes financial covenants related to liquidity and trailing twelve months revenue.

In connection with each funding of the Term Loans, the Company is required to issue to Innovatus a warrant (the “Warrants”) to purchase a number of shares of the Company’s common stock equal to 2.5% of the principal amount of the relevant Term Loan funded divided by the exercise price, which will be based on the lower of (i) the volume weighted average closing price of the Company’s stock for the 5-trading day period ending on the last trading day immediately preceding the execution of the Loan Agreement or (ii) the closing price on the last trading day immediately preceding the execution of the Loan Agreement. For the second and third tranches only the exercise price will be based on the lower of (i) the exercise price for the first tranche or (ii) the volume weighted average closing price of the Company’s stock for the 5-trading day period ending on the last trading day immediately preceding the relevant Term Loan funding. The Warrants may be exercised on a cashless basis and are exercisable through the 10th anniversary of the applicable funding date. The number of shares of common stock for which each Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in such Warrant.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021 and the form of Warrant filed as Exhibit 4.2 attached hereto.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Loan and Security Agreement in Item 1.01 above is incorporated herein by reference.

Item 3.02
Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance of equity to Pfizer under the License Agreement, the Conversion Right, and the Warrants is incorporated herein by reference. The issuance of shares of the Company’s common stock pursuant to the License Agreement, the Conversion Right, and the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the license agreement, each of Brian Sullivan, our President and Chief Executive Officer, Lance Laing, our Chief Science Officer, and Vicky Hahne, our Chief Financial Officer, earned a milestone bonus under the Company’s milestone-based incentive pay program, payable in the form of stock options. These bonuses were consistent with the previously disclosed executive bonus program, except for Ms. Hahne’s bonus. She received a one-time increase to the stock option that would otherwise be issued from a fair market value of $51,000 to a fair market value of $71,000.

Item 8.01
Other Events

On April 8, 2021, the Company issued a press release announcing the License Agreement and a press release announcing certain business updates, including the Loan Agreement. These press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and are incorporated herein by reference.

To reflect the addition of the License Agreement to the Company’s business, the Company is providing supplements to its Business Description and Risk Factors as presented in the Annual Report on Form 10-K for the year ended December 31, 2020. The supplemental business description is attached hereto as Exhibit 99.3 and the supplemental risk factors are attached hereto as Exhibit 99.4, each of which is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

4.1	Equity Grant Agreement, dated April 8, 2021 between the Company and Pfizer, Inc.
4.2	Form of Warrant
99.1	Press Release dated April 8, 2021 regarding the License Agreement.
99.2	Press Release dated April 8, 2021 certain business updates, including the Loan Agreement.
99.3	Supplemental Business Description.
99.4	Supplemental Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2021

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer